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                                                                      EXHIBIT 22





                                  SUBSIDIARIES

                (Wholly Owned by Drexler Technology Corporation)



                                                                      State of
            Name of Subsidiary                                     Incorporation
            ------------------                                     -------------
      LaserCard Systems Corporation                                  Delaware

      Microfab Systems Corporation                                   California

      Precision Photoglass, Inc.                                     California
